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                                                                    EXHIBIT 23.1

November 24, 1999

               CONSENT OF JONES, JENSEN & CO. INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Second 1999 General Consultants Stock Compensation Plan of our report dated June 30, 1999, with respect to the consolidated financial statements and schedules of Chequemate International, Inc. included in its Annual Report on Form 10-KSB for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

Jones, Jensen & Company





























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